Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2015 (except for note Q, which is as of June 16, 2015), with respect to the consolidated financial statements of ConforMIS, Inc. contained in the Prospectus, filed on July 1, 2015, relating to the Registration Statement on Form S-1 (File No. 333-204384), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

July 2, 2015